                                                             Exhibit 99.26(d)(5)

W&R ALLOCATION OPTIONS FOR INDEXED AND VARIABLE LIFE PRODUCTS

                                                           [MINNESOTA LIFE LOGO]

MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business - 400 Robert Street North - St. Paul, Minnesota 55101-2098


                                  INSTRUCTIONS
--------------------------------------------------------------------------------
THIS FORM IS TO BE COMPLETED BY THE POLICYOWNER OR THE LICENSED REPRESENTATIVE.

- For INDEXED UNIVERSAL LIFE (IUL) PRODUCTS:

    - Select Net Premium Allocations, complete Section A on page 1.
    - For Dollar Cost Averaging for policies at issue, complete Section B on page 1.
    - For Dollar Cost Averaging for inforce policies, complete Section C on page 1.
    - For One-Time Transfer, complete Section D on page 1.

- For VARIABLE UNIVERSAL LIFE (VUL) PRODUCTS:

    - Select Net Premium Allocations on page 3.

    - For existing policies, if a Systematic Account Rebalance arrangement is currently active, then the account allocation in the arrangement will automatically be changed for future rebalances to match the new Net Premium Allocation being selected today.

    - If the Death Benefit Guarantee Agreement (DBGA) is added to a policy, then only the Guaranteed Account and/or the 5 "Pathfinder" sub-accounts can be selected.

    - For Monthly Charge Allocations:

          - Select one of the Monthly Charge Allocations boxes on page 3.
          - If the policy date is one month or more prior to the date the initial premium is applied, then monthly charges will be assessed proportionately until the date the premium is applied.

    - For Rebalancing, Transfers, or Dollar Cost Averaging, complete page 4.

          - The start date for rebalancing, transfer, and dollar cost averaging must be in the future--it cannot be in the past.
          - If completing Section D, then the cash value of the selected FROM accounts will be allocated in total to the TO accounts according to the percentages or dollar amounts indicated.
          - If a Systematic Rebalance is selected and 100% of the allocations are in one account, Systematic Rebalancing will not be added to the policy.

    - For Partial Surrender Allocations, complete the Loan/Partial Surrenders column and submit a Policy Change Application Packet.

    - For Loan Allocations, complete the Loan/Partial Surrenders column and submit a Policy Service Request.


F69755 Rev 5-2017

W&R ALLOCATION OPTIONS FOR INDEXED AND VARIABLE LIFE PRODUCTS

[_] Policy Number (for existing policies)      Insured name        Owner name (if different from insured)    Date      Firm/rep code
[_] Census Number

                        INDEXED UNIVERSAL LIFE PRODUCTS

    This transaction was initiated by: [_] Policyowner    [_] Representative

A. SELECT NET PREMIUM ALLOCATIONS

Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

ALLOCATION OPTIONS                                              WEIGHT                      NET PREMIUM %
---------------------------------------------------------------------------------------------------------
Fixed Account A/A2
---------------------------------------------------------------------------------------------------------
Index A/A2: S&P 500(R)(1) 100% Participation                        100%
---------------------------------------------------------------------------------------------------------
Index B/B2: S&P 500(R)(1) 140% Participation                        100%
---------------------------------------------------------------------------------------------------------
Index D: Multiyear 140% Participation S&P 500(R)(1)                 100%
---------------------------------------------------------------------------------------------------------
Index E: Blended 100% Participation
 Barclays Capital U.S. Aggregate Bond Index(2)                       35%
 S&P 500(R)(1)                                                       35%
 EUROSTOXX50(R)(3)                                                   20%
 Russell 2000(R)(4)                                                  10%
---------------------------------------------------------------------------------------------------------
Index F: EUROSTOXX50(R)(3) 100% Participation                       100%
---------------------------------------------------------------------------------------------------------

B. DOLLAR COST AVERAGING (DCA) FOR POLICIES AT ISSUE

[_] Dollar Cost Average all premiums. Initial Premium and all future premiums will be Dollar Cost Averaged. (Not allowed for monthly premium payment).

[_] Dollar Cost Average initial premium only. (Internal and external 1035 premium will also be Dollar Cost Averaged).

C. DOLLAR COST AVERAGING (DCA) FOR INFORCE POLICIES

[_] Dollar Cost Average one-time premium of $_______________ (payment enclosed).

[_] Dollar Cost Average all future premiums. (The current accumulation value will not be included in the DCA).

[_] Dollar Cost Average all existing accumulation value. (Any accumulation value in the Fixed Account will be transferred at the next transfer date. Any accumulation value in the Indexed Accounts will be transferred at each segment's term).

[_] Cancel my Dollar Cost Averaging Arrangement. (All remaining value in the
    Fixed Account B - DCA Account to be allocated on the next transfer date to your current Account Allocations).

D. ONE-TIME TRANSFER (NOT AVAILABLE FOR POLICIES AT ISSUE)

Percentages must be in increments of 1%; minimum is 1%. TRANSFER TO amounts must total 100%.

You cannot transfer fund to the same account.

                                                                                                 INDEX E: BLENDED
                                                                                                100% PARTICIPATION
                                                                                                 BARCLAYS CAPITAL
                                                                                                  U.S. AGGREGATE
                                                     INDEX A/A2:    INDEX B/B2:    INDEX D:        BOND INDEX(2)      INDEX F:
                                             FIXED   S&P 500(R)(1) S&P 500(R)(1) MULTIYEAR 140%    S&P 500(R)(1)   EUROSTOXX50(R)(3)
                                            ACCOUNT     100%           140%      PARTICIPATION   EUROSTOXX50(R)(3)     100%
                                             A/A2   PARTICIPATION  PARTICIPATION S&P 500(R)(1)  RUSSELL 2000(R)(4) PARTICIPATION
------------------------------------------------------------------------------------------------------------------------------------
FROM   Fixed Account A/A2            % TO     N/A              %              %             %                   %               %

FROM   Index A/A2: S&P 500(R)(1)     % TO        %       N/A                  %             %                   %               %
         100% Participation

FROM   Index B/B2: S&P 500(R)(1)     % TO        %             %        N/A                 %                   %               %
         140% Participation

FROM   Index D: Multiyear            % TO        %             %              %       N/A                       %               %
         140% Participation
         S&P 500(R)(1)

FROM   Index E: Blended 100%         % TO        %             %              %             %           N/A                     %
         Participation
           Barclays Capital U.S.
             Aggregate Bond Index(2)
           S&P 500(R)(1)
           EUROSTOXX50(R)(3)
           Russell 2000(R)(4)

FROM   Index F: EUROSTOXX50(R)(3)    % TO        %             %              %             %                   %        N/A
         100% Participation

----------
(1) S&P 500(R), Standard & Poor's 500(R) index, Standard & Poor's(R), "S&P(R)", "S&P 500(R)", "Standard & Poor's 500(R)", and "500" are trademarks of Standard & Poor's and have been licensed for use by Minnesota Life Insurance Company ("Minnesota Life"). The policy is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Product.

The policy is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P") or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Policy or any member of the public regarding the advisability of investing in securities generally or in the policy particularly or the ability of the S&P 500(R) (the "Index") to track general stock market performance. S&P's and its third party licensor's only relationship to Minnesota Life is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Minnesota Life or the Policy. S&P and its third party licensors have no obligation to take the needs of Minnesota Life or the owners of Policies into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Policy or the timing of the issuance or sale of the Policy or in the determination or calculation of the equation by which the Policy is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Policy.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

(2) Barclay's Capital Inc., and its affiliates ("Barclays") is not the issuer or producer of the Policy and Barclays has no responsibilities, obligations or duties to investors in the Policy. The Barclays Capital U.S. Aggregate Bond Index is a trademark of Barclays Bank PLC and licensed for use by Minnesota Life Insurance Company ("Minnesota Life") as the Issuer of the Policy. Barclays only relationship with the Issuer in respect of Barclays Capital U.S. Aggregate Bond Index is the licensing of the Barclays Capital U.S. Aggregate Bond Index, which is determined, composed and calculated by Barclays without regard to the Issuer of the Policy or the owners of the Policy. While Minnesota Life may for itself execute transaction(s) with Barclays in or relating to the Barclays Capital U.S. Aggregate Bond Index, Policy investors shall not acquire any interest in Barclays Capital U.S. Aggregate Bond Index nor do they enter into any relationship of any kind whatsoever with Barclays upon making an investment in the Policy. The policy is not sponsored, endorsed, sold or promoted by Barclays. Barclays does not make any representation or warranty, express or implied regarding the advisability of investing in the Policy or the advisability of investing in securities generally or the ability of the Barclays Capital U.S. Aggregate Bond Index to track corresponding or relative market performance. Barclays has not passed on the legality or suitability of the Policy with respect to any person or entity. Barclays is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Policy to be issued. Barclays has no obligation to take the needs of the Issuer or the owners of the Policy or any other third party into consideration in determining, composing or calculating the Barclays Capital U.S. Aggregate Bond Index. Barclays has no obligation or liability in connection with administration, marketing or trading of the Policy.

The licensing agreement between Minnesota Life and Barclays is solely for the benefit of Minnesota Life and Barclays and not for the benefit of the owners of the Policy, investors or other third parties.

BARCLAYS SHALL HAVE NO LIABILITY TO THE ISSUER, INVESTORS OR TO OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE BARCLAYS CAPITAL U.S. AGGREGATE BOND INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE BARCLAYS CAPITAL U.S. AGGREGATE BOND INDEX. BARCLAYS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE INVESTORS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BARCLAYS CAPITAL U.S. AGGREGATE BOND INDEX OR ANY DATA INCLUDED THEREIN. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BARCLAYS CAPITAL U.S. AGGREGATE BOND INDEX OR ANY DATA INCLUDED THEREIN. BARCLAYS RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE BARCLAYS CAPITAL U.S. AGGREGATE BOND INDEX, AND BARCLAYS SHALL NOT BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED OR INTERRUPTED PUBLICATION WITH RESPECT TO ANY OF THE BARCLAYS CAPITAL U.S. AGGREGATE BOND INDEX. BARCLAYS SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH, RESULTING FROM THE USE OF THE BARCLAYS CAPITAL U.S. AGGREGATE BOND INDEX OR ANY DATA INCLUDED THEREIN OR WITH RESPECT TO THE POLICY.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Capital, the investment banking division of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

(3) STOXX and its Licensors will not have any liability in connection with the Policy. Specifically,

  - STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

      - The results to be obtained by the Policy, the owner of the Policy or any other person in connection with the use of the EUROSTOXX50(R) and the data included in the EUROSTOXX50(R);

      -     The accuracy or completeness of the EUROSTOXX50(R) and its data;

      - The merchantability and the fitness for a particular purpose or use of the EUROSTOXX50(R) and its data;

  - STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EUROSTOXX50(R) or its data;

  - Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between the Minnesota Life Insurance Company and STOXX is solely for their benefit and not for the benefit of the owners of the Policy or any other third parties.

(4) Russell Investment Group. Russell 2000(R) Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000(R) is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index. Russell 2000(R) is a registered service mark of Frank Russell Company. The Policy is not sponsored, endorsed, sold or promoted by Russell Investment Group and the Russell Investment Group makes no representation regarding the advisability of the Policy or use of the Russell 2000(R) Index or any data included therein.

Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell(R) is a trademark of Russell Investment Group.

W&R ALLOCATION OPTIONS FOR INDEXED AND VARIABLE LIFE PRODUCTS

[_] Policy Number (for existing policies)      Insured name        Owner name (if different from insured)    Date      Firm/rep code
[_] Census Number

                        VARIABLE UNIVERSAL LIFE PRODUCTS

     This transaction was initiated by: [_] Policyowner   [_] Representative

- Select Net Premium Allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.
-  Check one for Monthly Charge Allocations:

   [_] Request to assess Monthly Charge Allocations other than proportionately
       (indicate below).
   [_] Request the same Monthly Charge Allocations as the Net Premium Selection.
   [_] Request to cancel existing Monthly Charge Allocations.

                                                                                                                    LOAN/PARTIAL
ACCOUNT OPTIONS                                                              NET PREMIUM %     MONTHLY CHARGES %    SURRENDER %
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed Account
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Advantus Real Estate Securities
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Asset Strategy
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Balanced
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Bond
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Core Equity
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Dividend Opportunities
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Energy
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Global Bond
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Global Growth
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Natural Resources
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Government Money Market
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Growth
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP High Income
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP International Core Equity
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Limited-Term Bond
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Micro Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Pathfinder Aggressive
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Pathfinder Moderately Aggressive
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Pathfinder Moderate
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Pathfinder Moderately Conservative
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Pathfinder Conservative
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Science and Technology
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Small Cap Core
------------------------------------------------------------------------------------------------------------------------------------
Ivy VIP Value
------------------------------------------------------------------------------------------------------------------------------------

W&R ALLOCATION OPTIONS FOR INDEXED AND VARIABLE LIFE PRODUCTS

[_] Policy Number (for existing policies)      Insured name        Owner name (if different from insured)    Date      Firm/rep code
[_] Census Number


                        VARIABLE UNIVERSAL LIFE PRODUCTS

    This transaction was initiated by: [_] Policyowner     [_] Representative


   TO ELECT A COMBINATION OF REBALANCE, ONE-TIME TRANSFER, AND DCA, COMPLETE A
                            SEPARATE PAGE FOR EACH.

                                   REBALANCE
--------------------------------------------------------------------------------
I elect to (check all that apply)

[_] One-time rebalance of account cash values (complete D)

[_] Start a systematic rebalance (complete A, B, C, page 4)

[_] Change allocations of a systematic rebalance (complete A, page 4)

[_] Change the frequency of a systematic rebalance (complete A, C)

[_] Change the systematic rebalance date (complete A, B)

[_] Cancel the systematic rebalance (complete A)


                                    TRANSFER
--------------------------------------------------------------------------------
I elect to (check all that apply)

[_] One-time transfer of account cash values (complete D)


                          DOLLAR COST AVERAGING (DCA)
--------------------------------------------------------------------------------
I elect to (check all that apply)

[_] Start a DCA (complete A, B, C, D)

[_] Change allocations of a DCA (complete A, D)

[_] Change the frequency of a DCA (complete A, C)

[_] Change the DCA date (complete A, B)

[_] Cancel the DCA (complete A)


  COMPLETE THE APPROPRIATE SECTIONS BELOW FOR THE REQUESTED TRANSACTION ABOVE
--------------------------------------------------------------------------------

A. START/CHANGE/END (end for DCA only)

[_] Begin on __________ Month ___________ Year

[_] Change on __________ Month ___________ Year

[_] End DCA on __________ Month ___________ Year

B. DAY

__________ (options 1-28)

C. FREQUENCY

[_] Monthly   [_] Quarterly   [_] Semi-Annual   [_] Annual

D. ALLOCATIONS - Rebalance amounts indicated must all be in %. Transfer or DCA amounts indicated must all be in % or all in $. Percentages must be in increments of 1%; minimum is 1%. Dollar amounts must be in whole dollars. The 'FROM' columns total must match the 'TO' columns total. TO REBALANCE FROM ALL ACCOUNTS WITH CASH VALUE, CHECK HERE [_]

FROM                                                           TO
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------
Sub-Account:                    $                   %          Sub-Account:              $                            %
-----------------------------------------------------------------------------------------------------------------------